UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report: November 1, 2022
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3100 Sanders Road, Suite 301
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	IEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On November 1, 2022, IDEX Corporation (the “Company”) amended and restated that certain Credit Agreement, dated as of May 31, 2019 (the “Original Credit Agreement” and, as amended and restated, the “Credit Agreement”) along with certain of its subsidiaries, as borrowers (the “Borrowers”), Bank of America, N.A., as administrative agent, swing line lender and an issuer of letters of credit; JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents and issuers of letters of credit; HSBC Bank USA, National Association, Mizuho Bank, Ltd., PNC Bank, National Association, and U.S. Bank, National Association, as co-documentation agents, and the other lenders and financial institutions party thereto.

The Credit Agreement consists of a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $800 million with a final maturity date of November 1, 2027 which is extended from the May 30, 2024 final maturity date of the Original Credit Agreement. The maturity date may be further extended under certain conditions for an additional one-year term. Up to $100 million of the Revolving Facility under the Credit Agreement is available for the issuance of letters of credit. Additionally, up to $50 million of the Revolving Facility is available to the Company for swing line loans, available on a same-day basis.

Proceeds of the Revolving Facility are available for use by the Borrowers for working capital and other general corporate purposes, including refinancing existing debt of the Company and its subsidiaries. The Company may request increases in the lending commitments under the Credit Agreement, but the aggregate lending commitments pursuant to such increases may not exceed $400 million. The Company has the right, subject to certain conditions set forth in the Credit Agreement, to designate certain foreign subsidiaries of the Company as borrowers under the Revolving Facility. In connection with any such designation, the Company is required to guarantee the obligations of any such subsidiaries under the Credit Agreement.

The Credit Agreement further consists of a term credit facility (the “Term Facility”) available to the Company in an aggregate principal amount of $200 million with a final maturity date of November 1, 2027. The Company has not yet requested funding under the Term Facility, but may do so prior to March 3, 2023 subject to the satisfaction of certain customary conditions. Proceeds of the Term Facility are available for use by the Company to pay a portion of the consideration of the Company’s previously announced acquisition of Muon Group B.V.

Borrowings under the Credit Agreement bear interest, at either an alternate base rate or Term SOFR rate (or appropriate alternative currency reference rates) plus, in each case, an applicable margin. Such applicable margin is based on the better of the Company’s senior, unsecured, long-term debt rating or the Company’s applicable leverage ratio. Interest is payable (a) in the case of base rate loans, quarterly, and (b) in the case of Term SOFR rate loans, on the last day of the applicable interest period selected, or every three months from the effective date of such interest period for interest periods exceeding three months.

The Credit Agreement gives the Company the option to enter into a future environmental, social and governance (“ESG”) amendment by which pricing may be adjusted pursuant to the Company’s performance measured against certain key performance indicators agreed by the Company and BofA Securities, Inc., as sustainability coordinator.

Voluntary prepayments of any loans and voluntary reductions of the unutilized portion of the commitments under the credit facility are permissible without penalty, subject to break funding payments and minimum notice and minimum reduction amount requirements.

The Credit Agreement contains affirmative and negative covenants usual and customary for such senior unsecured credit agreements, including an interest coverage ratio test and a leverage ratio test, in each case tested quarterly and, in the case of the leverage ratio, with an option to increase the ratio for 12 months in connection with certain acquisitions. The negative covenants include restrictions on the Company on granting liens, entering into transactions resulting in fundamental changes (such as mergers or sales of all or substantially all of the assets of the Company), making certain subsidiary dividends or distributions, engaging in materially different lines of businesses and allowing subsidiaries to incur certain additional debt.

The Credit Agreement also contains customary events of default (subject to grace periods, as appropriate).

This description of the Credit Agreement is a summary only and is qualified in its entirety by the terms of the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition to the Credit Agreement, the Company maintains other commercial and investment banking relationships with the lenders and their affiliates.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under Off-Balance Sheet Arrangements.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(a)Exhibits

10.1*    Amended and Restated Credit Agreement, dated as of November 1, 2022, which amends and restates the Credit Agreement, dated as of May 31, 2019, by and among IDEX Corporation and certain of its subsidiaries, as borrowers, Bank of America, N.A., as administrative agent, swing line lender and an issuer of letters of credit; JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents and issuers of letters of credit; HSBC Bank USA, National Association, Mizuho Bank, Ltd., PNC Bank, National Association, and U.S. Bank, National Association, as co-documentation agents, and the other lenders and financial institutions party thereto.

104    Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ WILLIAM K. GROGAN
William K. Grogan
Senior Vice President and Chief Financial Officer
November 2, 2022